Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantee)

for Tender of Common Shares

of

Vicor Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M.,

NEW YORK CITY TIME, ON DECEMBER 21, 2012, UNLESS THE OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates representing your shares of common stock, par value $0.01 per share (the “Common Shares”), of Vicor Corporation, a Delaware corporation (the “Company”), are not immediately available or cannot be delivered to the Depositary prior to the Expiration Date (or the procedures for book-entry transfer described in the Offer to Purchase and the Letter of Transmittal cannot be completed on a timely basis), or (2) time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal, to reach the Depositary prior to the Expiration Date.

This form, signed and properly completed, may be transmitted by facsimile or delivered by hand, mail or overnight delivery to the Depositary. See Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

The Depositary for the Offer is:

Computershare Trust Company, N.A.

By Overnight Courier:	By Mail:
Computershare Trust Company, N.A., Attn Corp Actions 250 Royall St, Suite V, Canton, MA 02021	Computershare Trust Company, N.A., Attn Corp Actions P.O. Box 43011, Providence, RI 02940-3011

By Facsimile Transmission:

For Eligible Institutions Only:

(617) 360-6810

For Confirmation Only Telephone:

(781) 575-2332

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses, or by facsimile transmission, prior to the Expiration Date. Deliveries to the Company, the Information Agent or the book-entry transfer facility (as described in the Offer to Purchase) will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Vicor Corporation, a Delaware corporation (the “Company”), at the price per Common Share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Offer to Purchase, dated November 26, 2012 (the “Offer to Purchase”), and the Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Common Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

Number of Common Shares to be tendered:              Common Shares. Unless otherwise indicated, it will be assumed all Common Shares are to be tendered.

THE UNDERSIGNED IS TENDERING COMMON SHARES AS FOLLOWS (CHECK ONLY ONE BOX):

(1)	AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING TENDERED (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “(2) Purchase Price Tender,” the undersigned is tendering Common Shares at the price checked. This election could mean that none of the Common Shares will be purchased if the price checked below is higher than the Purchase Price. A HOLDER WHO WISHES TO TENDER COMMON SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE NOTICE OF GUARANTEED DELIVERY FOR EACH PRICE AT WHICH COMMON SHARES ARE TENDERED (SEE SECTION 3 OF THE OFFER TO PURCHASE AND INSTRUCTION 5 TO THE LETTER OF TRANSMITTAL). The same Common Shares cannot be tendered at more than one price, unless previously and properly withdrawn as provided in Section 4 of the Offer to Purchase.

AUCTION PRICE TENDER:

PRICE (IN DOLLARS) PER COMMON SHARE AT WHICH COMMON SHARES ARE BEING TENDERED

☐ $4.30	☐ $4.59	☐ $4.89	☐ $5.18
☐ $4.40	☐ $4.69	☐ $4.99	☐ $5.28
☐ $4.50	☐ $4.79	☐ $5.09	☐ $5.38

OR

(2)	PURCHASE PRICE TENDER (SEE INSTRUCTION 5 OF THE LETTER OF TRANSMITTAL)

☐	By checking this one box INSTEAD OF ONE OF THE PRICE BOXES UNDER “(1) Auction Price Tender: Price (in Dollars) Per Common Share at Which Common Shares Are Being Tendered,” the undersigned is tendering Common Shares and is willing to accept the Purchase Price, as the same shall be determined by the Company, in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the Common Shares pursuant to the Offer (subject to proration). NOTE THIS ELECTION IS DEEMED TO BE A TENDER OF COMMON SHARES AT THE MINIMUM PRICE OF $4.30 PER SHARE AND COULD RESULT IN THE TENDERED COMMON SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $4.30 PER COMMON SHARE. (See Section 3 of the Offer to Purchase and Instruction 5 to the Letter of Transmittal).

CHECK ONE, AND ONLY ONE, BOX ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO PROPER TENDER OF COMMON SHARES.

CONDITIONAL TENDER

(See Section 6 of the Offer to Purchase and Section 13 of the Letter of Transmittal)

A tendering holder may condition his or her tender of Common Shares upon the Company purchasing all or a specified minimum number of the Common Shares tendered, as described in Section 6 of the Offer to Purchase.

Unless at least the minimum number of Common Shares you indicate below is purchased by the Company pursuant to the terms of the Offer, none of the Common Shares tendered by you will be purchased.

IT IS THE TENDERING HOLDER’S RESPONSIBILITY TO CALCULATE THE MINIMUM NUMBER OF COMMON SHARES THAT MUST BE PURCHASED FROM THE HOLDER IN ORDER FOR THE HOLDER TO QUALIFY FOR SALE OR EXCHANGE (RATHER THAN DISTRIBUTION) TREATMENT FOR U.S. FEDERAL INCOME TAX PURPOSES. HOLDERS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS BEFORE COMPLETING THIS SECTION. NO ASSURANCES CAN BE PROVIDED THAT A CONDITIONAL TENDER WILL ACHIEVE THE INTENDED U.S. FEDERAL INCOME TAX RESULT FOR ANY HOLDER TENDERING COMMON SHARES.

Unless this box has been checked and a minimum specified, your tender will be deemed unconditional:

☐	The minimum number of Common Shares that must be purchased from me, if any are purchased from me, is: Common Shares.

If, because of proration, the minimum number of Common Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering holder must have tendered all of his or her Common Shares and checked this box:

☐	The tendered Common Shares represent all Shares held by the undersigned.

Certificate Nos. (if available):
Certificate Nos. (if available):
(Please Type or Print)

IMPORTANT—HOLDERS SIGN HERE

Signature of Holder:
Date:
Name:
Address:
Telephone:

If shares will be tendered by book-entry transfer, check this box    ☐    and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

VOI/DTC Ticket number:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, NASDAQ OMX Group, Inc., Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) the above named person(s) “own(s)” the Common Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) such tender of Common Shares complies with Rule 14e-4 under the Exchange Act and (3) it will deliver to the Depositary either the certificates representing the Common Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Common Shares into the Depositary’s account at DTC (as defined in the Offer to Purchase), in any such case, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile of the Letter of Transmittal, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry transfer, and any required signature guarantees and other documents required by the Letter of Transmittal, within three business days (as defined in the Offer to Purchase) after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Common Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Authorized Signature:
Date:
Name:
Title:
Member Firm:
Address:
Telephone:
Medallion Stamp:

NOTE:

DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE.

CERTIFICATES FOR COMMON SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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